EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124140, 333-122628, 333-110855, 333-110854, 33-40730,  333-103573, 333-30610, 333-82309, 333-45869, 333-103573, 333-59516, 333-38378, 33-02761, 333-30610, 333-82309, 333-45869, 33-59979) and Form S-3 (Nos. 333-120776, 333-49952, 333-481194) of Molson Coors Brewing Company of our report dated February 28, 2007, relating to the consolidated financial statements, financial statement schedule, management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
February 28, 2007